UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2011

JINMIMI NETWORK INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-156950 (Commission File Number)	20-4281128 (IRS Employer Identification No.)

10/F, Chinese Plaza of Tea

Jingtian Rd., Futian District,

Shenzhen, Guangdong, 518051, P.R. China

 (Address of Principal Executive Offices, Zip Code)

+ 86 755 8340-6503
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On November 3, 2011, the Company’s two controlling shareholders, Lin Changze and Liu Xi, sold their shares to Brian Cohen for total consideration of $5,000.  Mr. Cohen now owns 45,150,000 shares of the Company’s common stock, representing 51.8% of the Company’s issued and outstanding shares of common stock.  Mr. Cohen was also appointed an officer and director of the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Officer; Appointment of Officer

On November 3, 2011, Deng Zhang resigned as CEO, CFO and director of the Company to pursue other interests and business opportunities.  Prior to Mr. Zhang’s departure, he appointed Brian Cohen as a director.  Mr. Cohen was also appointed as CEO, CFO and Secretary of the Company.

Mr. Cohen has a Bachelor of Arts from York University in Toronto, Ontario and has been an account manager and contract manager for rL Solutions in Toronto, Ontario for the past four years.  Prior to that, Mr. Cohen was responsible for business development and account management at TGO Consulting Inc. in Markham, Ontario.  Mr. Cohen brings to the Company extensive and exceptional experience in entrepreneurial business to business development and has over 12 years of successful sales and pre-sales in the information technology industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Jinmimi Network Inc.

By: /s/ Brian Cohen
Name: Brian Cohen
Title: President

Date:  November 4, 2011